UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 1, 2013

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QUALSTAR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

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California (State or other Jurisdiction of Incorporation or Organization)	000-30083 (Commission File Number)	95-3927330 (I.R.S. Employer Identification No.)

3990-B Heritage Oak Court

Simi Valley, CA 93063

(Address of principal executive offices) (Zip Code)

(805) 583-7744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Philip Varley the Chief Financial Officer of Qualstar Corporation (the “Company”), since April 10, 2013, resigned effective December 3, 2013. We wish Philip success in all his future endeavors.

On December 1, 2013, the Company hired Louann Negrete to replace Philip Varely, as the Company’s Chief Financial Officer. Ms. Negrete has more than 15 years experience in public company accounting. For the past 2 years Ms. Negrete was the Director of Corporate Accounting for LINE 6, Inc. Prior to Line 6 she was the Corporate Controller for 6 years at Interlink Electronics, Inc., a publicly traded company. She also served for 6 years as the Corporate Controller for publicly traded Biosource International, Inc.

On December 4, 2013, the Company issued a press release disclosing Mr. Varley’s resignation and the hiring of Ms. Negrete, a copy of which is attached hereto.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
99.1	Press release issued by Qualstar Corporation on Decebmer 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

Dated: December 4, 2013	By:	/s/ Steven N. Bronson
Name: Steven N. Bronson
Title: Chief Executive Officer and President